SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        --------------------
                             FORM 8-K

                         CURRENT REPORT
                       --------------------
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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                         BGS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Date of Report (Date of earliest event reported) October 26, 1995

MASSACHUSETTS            0-02192                04-2559993
(State of            (Commission File       (I.R.S. Employer
incorporation)        Number)                Identification
                                             Number)



          128 TECHNOLOGY CENTER, WALTHAM, MASSACHUSETTS  02254-9111
                    (Address of Principal Executive Office)
                           --------------------

Registrant's telephone number including area code (617) 891-0000

ITEM 5.   Other Events.

     On October 26, 1995, the registrant, executed a Contract of Sale ("Agreement") for the purchase of the land, building and improvements (collectively the "Property") known as 580 Winter Street, Waltham, Massachusetts. The land consists of approximately 4.45 acres improved by an 80,000 s.f. single-story, brick building.

     580 Winter Street is owned by 580 Winter Street Corp., a Massachusetts corporation having offices c/o Svenska Handlesbanken, 599 Lexington Avenue, New York, New York 10022 (the "Seller"). There is no material relationship between 580 Winter Street Corp. and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer.

     One of the most important determinations by the registrant in connection with its decision to purchase the Property was the environmental assessment. The Property is not completely free of all contaminants and is located near a public drinking water supply. The registrant's decision-making process is summarized below, and that information is qualified in its entirety by the materials filed as exhibits hereto.

     The Property is listed on the Massachusetts Department of Environmental Protection's List of Confirmed Disposal Sites and Locations to be Inspected ("Investigation List"). The registrant has reviewed reports of environmental engineers concerning their investigation of the Property. These reports indicate (i) the Property was placed on the Investigation List because heating oil contaminated soil was found on the site when a 10,000 gallon oil tank was removed in 1987 (the heating fuel was converted to natural gas), (ii) the storage tank was intact (iii) approximately 190 cubic yards of contaminated soil was removed, (iv) investigation was undertaken pursuant to the Massachusetts Contingency Plan (v) a Notice of Audit Findings/Notice of Non-Compliance ("Notice") asserted that an initial LSP Evaluation opinion failed to identify the applicable groundwater category for the site, (vi) The Notice to the Seller asserted that because of the site's proximity to the Cambridge Reservoir, the appropriate water quality standard was RCGW-1, (vii) The Notice noted that the levels of trichloroethene and Total Petroleum Hydrocarbons exceeded the RCGW-1 standard, (viii) The Notice required, among other things, submission of a revised LSP Evaluation Opinion indicating that a release subject to notification requirements occurred or may have occurred at the subject site and that further response actions are necessary, (ix)the Licensed Site Professional submitted a revised opinion including groundwater category identification and analysis of the levels of fuel oil and trichloroethene in the groundwater (x) the revised opinion concluded that the proper water quality for the site was not RCGW-1 because, among other things, the site was downgradient from the reservoir and groundwater from the site does not flow into the reservoir, and (xi) the Licensed Site Professional Response Action Outcome Statement and supporting documentation concluded that all compounds at the site were below the applicable standards, that no significant risk is posed by the presence of residual contamination and that the site meets the groundwater environmental requirements applicable thereto.

     Under the Massachusetts Contingency Plan, state inspection is performed by "privatized inspectors" who become certified by the State as "Licensed Site Professionals." Their opinions may be audited by the Department of Environmental Protection for a period of five years from the date of filing of the Report. According to the Licensed Site Professional interviewed by the Registrant, specific regulations provide that sites located near wells and water bearing aquifers used as public drinking water sources but which are downgradient therefrom are not required to meet the RCGW-1 standard by virtue of their proximity. At the moment no such regulations have been written to cover the similar situation relative to reservoirs.

     On the basis of its review of the foregoing materials, the registrant has executed the Contract of Sale, which provides in part that the registrant has examined various reports and correspondence related to this matter and is fully satisfied with the testing, remediation, DEP disposition and environmental conditions at the premises.

     The privatization of the environmental inspection and implementation process, the highly sensitive nature of environmental laws, the importance of protecting the public drinking water supplies and the evolution of the application and interpretation of regulations under the Massachusetts Contingency Plan are but a few of the areas of uncertainty facing the registrant in making its decision. The registrant has made the judgment to rely on the findings of the License Site Professional--with whom the registrant engaged in due diligence discussions at the site--that the site is in compliance with all applicable requirements. The registrant expects that managing environmental issues will be an ongoing aspect of its property management activities.

     The purchase price is Five Million Fifty Thousand Dollars ($5,050,000.00). Of this amount, Five Hundred Five Thousand Dollars ($505,000.00) has been paid to the escrow agent and counsel to Seller, Sullivan & Worcester, a Registered Limited Liability Partnership and the balance of which is due on the closing. The closing is scheduled to take place on December 28, 1995.

     The registrant expects to use some of its current assets which may include cash, cash equivalents, and/or marketable securities to fund the entire acquisition, renovation, refurbishment and relocation costs (expected to be in the approximate range of $9.0 million).

     The registrant expects that the cost of ownership and operation of the building over the long term will be similar to what the registrant currently pays for its present offices even though the new facility of approximately 80,000 s.f. will accommodate a substantial increase in the number of employees. The registrant's lease for its current space of approximately 46,000 s.f. expires in January 1997.

     The new Property is used as rental property by the Seller and as office space by the tenants. The registrant intends to use the Property primarily as its world-wide headquarters and to lease portions of it to tenants from time to time. Two such tenants are leasing such space at the present time under leases covering approximately 41,000 s.f. One lease (covering approximately 15,000 s.f.) is for a term of fifteen and one half years commencing October 1994 (with two five year options). The other lease is on its first (of two) three year extension terms (which began in July 1995).

     The operation of a facility by the registrant is a new area of endeavor for the employees and involves the development and practice of new skills to be done well. Additionally, the accounting treatment of owned facilities is significantly different and dependent on variable tax laws and accounting standards.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

          The Exhibits listed on the Exhibit Index (on page 6) are incorporated herein by reference.






SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BGS SYSTEMS, INC.
                         (Registrant)


                         By:  /S/ C. RUSSEL HANSEN, JR.
                         -------------------------------
                         Vice President and General Counsel





INDEX TO EXHIBITS





10.1 Contract of Sale between BGS Systems, Inc. and 580 Winter Street Corp.

10.2 Lease between 580 Winter Street Limited Partnership, as Lessor and Harte-Hanks Communications, Inc. d/b/a Harte-Hanks Community Newspapers, Massachusetts, as Lessee, dated March 20, 1990.

10.3 Lease Agreement by and between 580 Winter Street Corp. and MFS Intelenet of Massachusetts, Inc., dated October 20, 1994.

10.4 Massachusetts Department of Environmental Protection's, Notice of Noncompliance, Notice of Audit Findings, dated October 10, 1995

10.5 Massachusetts Department of Environmental Protection's Response Action Outcome (RAO) Statement & Downgradient Property Status Transmittal Form

10.6 Environmental Science Services' Report, Documentation Supporting Response Action Outcome, dated October 2, 1995